Exhibit 4.1

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

________________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of November 22, 2023

to

INDENTURE

Dated as of October 29, 2021

________________________

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

TABLE OF CONTENTS

-i-

Exhibit A          Form of 6.450% Senior Note due 2027
Exhibit B          Forms of Certificate of Transfer / Certificate of Exchange
-ii-

SIXTH SUPPLEMENTAL INDENTURE, dated as of November 22, 2023 (this “Sixth Supplemental Indenture”), to the Indenture, dated as of October 29, 2021 (the “Original Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes (as defined in the Original Indenture) of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes (as defined in the Original Indenture) to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Sixth Supplemental Indenture for the purpose of establishing the form and terms of the Notes (as defined in the Original Indenture) of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their 6.450% Senior Notes due 2027 (the “Notes”), which expression includes any further such Notes issued pursuant to Section 2.04 hereof; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Sixth Supplemental Indenture (the Original Indenture, as supplemented by this Sixth Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Definitions.

(a)          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)          The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)          For all purposes of this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear or Clearstream, as applicable, that apply to such transfer or exchange.

“Below Investment Grade Rating Event” means, with respect to the Notes, that at any time within a 60 day period from the Rating Date, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or both Rating Organizations, if the Notes are only rated by two Rating Organizations; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Organizations making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuers in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).  The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Change of Control” means:

(1)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’ Voting Stock;

(2)          Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3)          (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case, in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (3) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’ obligations under the Notes and this Indenture; or

(4)          Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (2) Below Investment Grade Rating Event.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” shall have the meaning assigned to it in the Registration Rights Agreement.

“Exchange Offer” shall have the meaning assigned to it in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.07(c), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade Rating” means a rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch), a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or higher by S&P (or its equivalent under any successor rating category of S&P).

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Par Call Date” means March 15, 2027 (one month prior to the maturity date of the Notes).

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Holders” means at any time, (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time and (ii) General Electric Company and its Affiliates.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Registration Default” shall have the meaning assigned to it in the Registration Rights Agreement.

“Registration Rights Agreement” means the registration rights agreement, dated as of November 22, 2023, among the Issuers, the guarantors party thereto, Barclays Capital Inc. and TD Securities (USA) LLC, as amended, supplemented or otherwise modified from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note Legend” means the legend set forth in Section 3.06(b), which is required to be placed on all Regulation S Global Notes issued hereunder.

“Restricted Definitive Note” means Definitive Notes that bear, are required to bear or are subject to the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Section 3.06(a), which is required to be placed on all Restricted Notes issued hereunder.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Shelf Registration Statement” shall have the meaning assigned to it in the Registration Rights Agreement.

“Transfer Restricted Notes” shall have the meaning assigned to it in the Registration Rights Agreement.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date, as determined by the Issuers; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Definitive Note” means a Definitive Note that is not required to bear, and are not subject to, the Restricted Note Legend.

“Unrestricted Global Note” means a Global Note that is not required to bear, and are not subject to, the Restricted Note Legend or the Regulation S Global Note Legend.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02          Other Definitions.

Term	Defined in Section

“Additional Interest”	6.05

“Change of Control Offer”	5.01(a)
“Change of Control Payment”	5.01(a)
“Change of Control Payment Date”	5.01(b)(ii)
“Distribution Compliance Period”	2.07(a)
“Interest Payment Date”	2.05
“Record Date”	2.05
“Regulation S Global Notes”	2.07(a)
“Regulation S Notes”	2.07(a)
“Restricted Global Notes”	2.07(a)
“Restricted Notes”	2.07(a)

ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01          Title and Aggregate Principal Amount.  There is hereby created one Series of Notes designated: 6.450% Senior Notes due 2027 in an initial aggregate principal amount of $1,500,000,000.

SECTION 2.02          Execution.  The Notes may forthwith be executed by the Issuers by manual, electronic or facsimile signature and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03          Other Terms and Form of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Sixth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04          Further Issues.  The Issuers may, from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Sixth Supplemental Indenture, create and issue further notes in an unlimited principal amount having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and the amount and the date of the first interest payment thereon) so as to form a single Series with the Notes.  The Notes and any such further notes (including any Exchange Notes issued in the Exchange Offer) shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP, ISIN or other identifying number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes (including the Exchange Notes).

SECTION 2.05          Interest and Principal.  The Notes will mature on April 15, 2027 and will bear interest at the rate of 6.450% per annum.  The Issuers will pay interest (including Additional Interest, if any) on the Notes on each April 15 and October 15 (each an “Interest Payment Date”), beginning on April 15, 2024, to the Holders of record on the immediately preceding April 1 and October 1 (each a “Record Date”), respectively.  Interest (including Additional Interest, if any) on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.  Additional Interest, if any, shall accrue as set forth in Section 6.05 hereof. Payments of the principal of and interest (including Additional Interest, if any) on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06          Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest (including Additional Interest, if any) and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07          Form and Dating.

(a)          General.  The Notes will be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Sixth Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Sixth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes will initially be issued only to either (i) in the United States to persons reasonably believed to be Qualified Institutional Buyers pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act (“Restricted Notes”) or (ii) to Non-U.S. Persons in offshore transactions in reliance on Regulation S (“Regulation S Notes”).  Restricted Notes and Regulation S Notes may thereafter be transferred to, among others, Qualified Institutional Buyers and purchasers in reliance on Regulation S, subject to the restrictions set forth herein.

Restricted Notes initially shall be represented by one or more global notes in registered form without interest coupons (collectively, the “Restricted Global Notes”).  Regulation S Notes initially shall be represented by one or more global notes in registered form without interest coupons (collectively, the “Regulation S Global Notes”). Regulation S Global Notes shall be deemed to be a “temporary global security” for purposes of Rule 903 under Regulation S until the expiration of the Distribution Compliance Period.  Through and including the 40th day after the later of (i) the day on which such Regulation S Global Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date hereof (the “Distribution Compliance Period”), beneficial interests in the Regulation S Global Notes may be held only by Non-U.S. Persons for purposes of Rule 902 of Regulation S, unless exchanged for interests in the Restricted Global Notes as set forth herein, and may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 3.02.  Restricted Global Notes shall bear the Restricted Note Legend and the Global Note Legend.  Regulation S Global Notes shall bear the Regulation S Global Note Legend and the Global Note Legend.

(b)          Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08          Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.09          Optional Redemption.

(a)          Prior to the Par Call Date, the Issuers may redeem all or part of the Notes, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes being redeemed and (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest, on such Notes through the Par Call Date, excluding accrued but unpaid interest to the redemption date, discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)          On or after the Par Call Date, the Notes may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

SECTION 2.10          Redemption for Changes in Withholding Taxes.

(a)          The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(i)          a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)          any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)          Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c)          This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01          Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)          the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)          the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)          an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes;

provided, that in no event shall Regulation S Global Notes be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Trustee of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  The provisions of “Operating Procedures of the Euroclear System,” “Terms and Conditions Governing Use of Euroclear,” “General Terms and Conditions of Clearstream Banking Luxembourg” and “CBL Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by participants through Euroclear or Clearstream. For the avoidance of doubt, the Trustee shall have no obligation to determine whether any such transfers comply with the requirements of Euroclear or Clearstream.

Upon the occurrence of any of the preceding events in subparagraphs (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02          Transfer and Exchange of Beneficial Interests in the Global  Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Sixth Supplemental Indenture and the Applicable Procedures.  Beneficial interests in Restricted Global Notes and Regulation S Global Notes shall be subject to restrictions on transfer as set forth herein.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)          Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in a Restricted Global Note or Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note or Regulation S Global Note in accordance with the transfer restrictions set forth in the Restricted Note Legend or Regulation S Global Note Legend,

as applicable.  Prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than to Qualified Institutional Buyers pursuant to Rule 144A.  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 3.02(a), (c), (d) or (e), the transferor of such beneficial interest must deliver to the Registrar either:

(i)          both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)          both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)          instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (A) of this clause (ii).

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.07 hereof.

(c)          Transfer of Beneficial Interests in a Restricted Global Note or Regulation S Global Note to Another Restricted Global Note or Regulation S Global Note.  A beneficial interest in a Restricted Global Note or Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note or Regulation S Global Note if the transfer complies with the requirements of Section 3.02(b)(ii) above and the Restricted Note Legend or the Regulation S Global Note Legend, as applicable, and the Registrar receives a certificate in the form of Exhibit B attached hereto.

(d)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note or Regulation S Global Note for Beneficial Interests in an Unrestricted Global Note.  A

beneficial interest in a Restricted Global Note or Regulation S Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the Restricted Note Legend or the Regulation S Global Note Legend, as applicable, and the requirements of Section 3.02(b) above, and the Registrar receives a certificate in the form of Exhibit B attached hereto; provided, however, that if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Note Legend or Regulation S Global Note Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act, shall also be delivered to the Registrar.  If any such transfer or exchange is effected pursuant to this subparagraph (d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 and an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04  of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (d).

(e)          Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note or Regulation S Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note or a Regulation S Global Note.

SECTION 3.03          Transfer or Exchange of Beneficial Interests in Global Notes  for Definitive Notes.  Subject to the terms hereof, including Section 3.01 hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.07 hereof, and the Issuers will execute and the Trustee, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03 will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

In the event that a Restricted Global Note or Regulation S Global Note is exchanged for a Definitive Note prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with the provisions of Section 3.02 (including the certification requirements set forth on Exhibit B attached hereto intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be).

SECTION 3.04          Transfer and Exchange of Definitive Notes for Beneficial  Interests in Global Notes.  Transfers and exchanges of Definitive Notes for beneficial interests in Global Notes shall also require compliance with subparagraph (a), (b), (c) or (d) below, as applicable:

(a)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes or Regulation S Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or Regulation S Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note or Regulation S Global Note, then, upon receipt by the Trustee of a certificate in the form of Exhibit B attached hereto, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note or Regulation S Global Note.

(b)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives a certificate in the form of Exhibit B attached hereto; provided, however, that if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Note Legend are no longer required in order to maintain compliance with the Securities Act, shall also be delivered to the Registrar.  Upon satisfaction of the conditions of this subparagraph (b), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (b) at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 and an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04  of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (b).

(c)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (c) at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 and an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (c).

(d)          Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes or Regulation S Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note or Regulation S Global Note.

SECTION 3.05          Transfer and Exchange of Definitive Notes for Definitive  Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05.

(a)          Restricted Definitive Notes to Restricted Definitive Notes.  A Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note only if the Registrar receives a certificate in the form of Exhibit B attached hereto.

(b)          Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives a certificate in the form of Exhibit B attached hereto; provided, however, that if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Note Legend are no longer required in order to maintain compliance with the Securities Act, shall also be delivered to the Registrar.

(c)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(d)          Unrestricted Definitive Notes to Restricted Definitive Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Definitive Note.

SECTION 3.06          Legends.

(a)          The following Restricted Note Legend will appear on the face of all Restricted Notes issued under this Sixth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Sixth Supplemental Indenture:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT).

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY

PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION SHALL BE VOID.”

(b)          The following Regulation S Global Note Legend will appear on the face of all Regulation S Global Notes issued under this Sixth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Sixth Supplemental Indenture:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE DATE WHEN THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN

CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION SHALL BE VOID

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING OF THIS SECURITY, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.”

(c)          The following Global Note Legend will appear on the face of all Global Notes issued under this Sixth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Sixth Supplemental Indenture:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE SIXTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(d)          Upon any sale or transfer of a Restricted Definitive Note, the Holder may exchange such Restricted Definitive Note for an Unrestricted Definitive Note that does not bear the legends set forth above if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form of Exhibit B attached hereto).

(e)          Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Regulation S Global Note Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

SECTION 3.07          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.08          General Provisions Relating to Transfers and Exchanges.

(a)          To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture and, if required by the provisions of this Article III, an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04.

(b)          No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.01 of this Sixth Supplemental Indenture).

(c)          The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)          The Issuers will not be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)          The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by Electronic Means.

(i)          Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.  Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law, including, without limitation the Securities Act, with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01          Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture (as modified herein) shall be applicable to the Notes.  The Issuers may defease the covenant contained in Section 5.01 of this Sixth Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01          Repurchase upon a Change of Control Triggering Event.

(a)          Upon the occurrence of a Change of Control Triggering Event after the date of this Sixth Supplemental Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)          Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i)          a Change of Control Offer is being made pursuant to this Section 5.01 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii)          the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii)          any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv)          unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v)          the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi)          if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c)          While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

(d)          If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)          The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture (as amended and supplemented by this Sixth Supplemental Indenture), unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of such Change of Control Triggering Event.

(f)          Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and cancelled at the option of the Issuers.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g)          The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h)          On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i)          accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)          at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(i)          The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or will cause to be delivered electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j)          Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

SECTION 5.02          Rule 144A Information.  For so long as any Notes remains outstanding during any period when Holdings is not subject to the reporting requirements of Section 13(d) or 15 of the Exchange Act, Holdings will furnish to Holders of Notes and to prospective investors, upon their request, the information required by Rule 144A(d)(4) under the Securities Act.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01          Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture, including, without limitation, Section 11.15 thereof regarding waiver of jury trial and Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Sixth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02          Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Notes.

SECTION 6.03          Shelf Registration Statement.  After a transfer of any Note pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Note, all requirements pertaining to the Restricted Notes Legend and the Regulation S Global Note Legend on such Note will cease to apply and the requirements that any such Note be issued in global form will continue to apply.

SECTION 6.04          Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue, under this

Indenture and, upon receipt of a Company Order in accordance with this Indenture and an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04 (and, to the extent not previously delivered in connection with the initial issuance of the Notes, pursuant to Section 2.04) thereof,  the Trustee will authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes and Regulation S Global Notes validly tendered and accepted for exchange in the Exchange Offer, and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes validly and accepted for exchange in the Exchange Offer. Following the consummation of the Exchange Offer, the Exchange Notes will be treated as the same series as the original Notes.

Concurrently with the issuance of such Exchange Securities, the Registrar will cause the aggregate principal amount of the Restricted Global Notes and the aggregate principal amount of the Definitive Notes to be reduced on the register accordingly.

SECTION 6.05          Registration Default.  If a Registration Default occurs with respect to the Notes that are Transfer Restricted Notes (as such term is defined in the Registration Rights Agreement) and remains uncured, then additional interest shall accrue on the principal amount of the Notes that are Transfer Restricted Notes at a rate of 0.250% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate will be increased by an additional 0.250% per annum for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum of 0.500% per annum of additional interest) (any such additional interest, the “Additional Interest”). The Additional Interest (if any) will cease to accrue when all Registration Defaults are cured. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Notes, the interest rate borne by the relevant Transfer Restricted Notes will be reduced to 6.450% per annum; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Notes shall again be increased pursuant to this Section 6.05. For the avoidance of doubt, the occurrence and continuation of more than one Registration Default shall not result in an increase in the rate of Additional Interest. Notwithstanding the foregoing, a Holder of Notes who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to any Additional Interest as a result of a Registration Default that pertains to a Shelf Registration Statement. Any amounts of Additional Interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable.

In the event that the Issuers are required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice to the Trustee of their obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and such notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of the Notes to determine Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

SECTION 6.06          Multiple Originals; Electronic Signatures.  This Sixth Supplemental Indenture or any document to be signed in connection therewith may be executed by manual, electronic or facsimile signature in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Sixth Supplemental Indenture or any  document to be signed in connection with this Sixth Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee, except such acceptance shall not be unreasonably withheld or delayed.

SECTION 6.07          GOVERNING LAW.  THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED and DELIVERED as a DEED for	/s/ Ken Faulkner
and on behalf of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY in the presence of:

Signature of Witness:	/s/ Laura O’Sullivan

Name of Witness:	Laura O’Sullivan

Address of Witness:	Aviation House,

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by /s/ Ken Faulkner
as duly authorised attorney

in the presence of:

Signature of Witness:	/s/ Laura O’Sullivan

Name of Witness:	Laura O’Sullivan

Address of Witness:	Aviation House,

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

[Signature Page to Sixth Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:	/s/ Risteard Sheridan
	Name:	Risteard Sheridan
	Title:	Authorised Signatory

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
	Name:	Johan-Willem Dekkers
	Title:	For and on behalf of AerCap Group Services, B.V. Director

SIGNED and DELIVERED as a DEED by	/s/ Peter Juhas

as duly authorised attorney of AERCAP IRELAND LIMITED

in the presence of:

Signature of Witness:	/s/ Risteard Sheridan

Name of Witness:	Risteard Sheridan

Address of Witness:	Ebeneezer, Sorrento Road,

Dalky, Ireland

Occupation of Witness:	Accountant / Corporate Secretary

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorised Signatory

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Patrick Ross
	Name:	Patrick Ross
	Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Restricted Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN: [  ]12 / [  ]34

[RESTRICTED][REGULATION S] [GLOBAL] NOTE

6.450% Senior Notes due 2027

No. [R- ][RS- ]	$[ ]

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [  ] or registered assigns, the principal sum of [  ] Dollars on April 15, 2027 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

1 Issue Date Rule 144A CUSIP: 00774M BF1
2 Issue Date Regulation S CUSIP: G0114M AA5
3 Issue Date Rule 144A ISIN: US00774MBF14
4 Issue Date Regulation S ISIN: USG0114MAA56

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust, by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by
as duly authorised attorney

in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 6.450% Senior Notes due 2027 referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

by
Authorized Signatory

[Reverse of Note]

6.450% Senior Notes due 2027

1.   Indenture

This Note is one of a duly authorized issue of Notes of the Issuers (as hereinafter defined), designated as their 6.450% Senior Notes due 2027 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Sixth Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of October 29, 2021 (the “Original Indenture”), as further supplemented by a sixth supplemental indenture, dated as of November 22, 2023 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens.  The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.   Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above (including Additional Interest, if any, payable pursuant to the Indenture).  The Issuers will pay interest (including Additional Interest, if any) semiannually on April 15 and October 15 of each year, commencing on April 15, 2024.  Interest (including

Additional Interest, if any) on the Notes will accrue from the most recent date to which such interest has been paid or, if no interest has been paid, from and including November 22, 2023.  Additional Interest, if any, shall accrue on the Notes as set forth in Section 6.05 of the Sixth Supplemental Indenture. Interest (including Additional Interest, if any) shall be computed on the basis of a 360-day year of twelve 30 day months.

3.   Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

4.   Defaults and Remedies; Waiver

Article VI of the Original Indenture (as amended and supplemented by the Sixth Supplemental Indenture) sets forth the Events of Default and related remedies applicable to the Notes.

5.   Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.   Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless a third party makes a Change of Control Offer in accordance with the requirements set forth in the Indenture or the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture (as amended and supplemented by the Sixth Supplemental Indenture), the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Interest, if any) due on the relevant Interest Payment Date.

7.   Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium, interest (including Additional Interest, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.   Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.   Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.01 of the Sixth Supplemental Indenture).

The Issuers and the Registrar shall not be required to (a) issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.   Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and the amount and the date of the first interest payment thereon) so as to form a single Series with the Notes.

11.   Optional Redemption

(a)          Prior to the Par Call Date, the Issuers may redeem all or part of the Notes, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes being redeemed or (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Notes through the Par Call Date (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)          On or after the Par Call Date, the Notes may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the redemption date, subject to the right of

Holders of record on the relevant Record Date to receive interest (including Additional Interest, if any) due on the relevant Interest Payment Date.

12.   Redemption for Changes in Withholding Taxes

(a)          The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(i)          a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)          any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)          Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c)          This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

13.   Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

14.   No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.   Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

16.   Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

17.   Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

18.   Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.   Additional Rights of Holders of Restricted Notes and Regulation S Notes

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes and Regulation S Notes shall have all the rights set forth in and be subject to the provisions of and deemed to be bound by the Registration Rights Agreement.

20.   CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.   Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee†:

†	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.01 of the Sixth Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.01 of the Sixth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE6

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

[6]	This schedule should be included only if the Note is issued in Global Form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: Legal Department

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, 7th Floor, Suite 700
Chicago, Illinois 60602
Attention: AerCap Ireland Capital Designated Activity Company Administrator

Re:	6.450% Senior Notes due 2027 of AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust

Reference is hereby made to the indenture, dated as of October 29, 2021 (the “Original Indenture”), as further supplemented by a sixth supplemental indenture, dated as of November 22, 2023 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the Regulation S Global Note Legend printed on the Regulation S Global Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Note Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Regulation S Global Note Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Regulation S Global Note Legend printed on the Regulation S Global Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture, the Restricted Note Legend or the Regulation S Global Note Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Global Notes or Restricted Definitive Notes, or the Regulation S Global Note Legend printed on the Regulation S Global Notes, and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) a beneficial interest in the:

(i)	☐ Restricted Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(b) ☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i)	☐ Restricted Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ Unrestricted Global Note (CUSIP _________); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

FORM OF CERTIFICATE OF EXCHANGE

AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: Legal Department

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, 7th Floor, Suite 700
Chicago, Illinois 60602
Attention: AerCap Ireland Capital Designated Activity Company Administrator

Re:	6.450% Senior Notes due 2027 of AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust

(CUSIP [            ])

Reference is hereby made to the indenture, dated as of October 29, 2021 (the “Original Indenture”), as further supplemented by a sixth supplemental indenture, dated as of November 22, 2023 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note or Regulation S Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note or Regulation S Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a [Restricted Global Note][Regulation S Global Note] for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the [Restricted Note Legend][Regulation S Global Note Legend] are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note or Regulation S Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a [Restricted Global Note][Regulation S Global Note] for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the [Restricted Note Legend][Regulation S Global Note Legend] are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Note Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Note Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes or Regulation S Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes or Regulation S Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note or Regulation S Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a [Restricted Global Note][Regulation S Global Note] for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note or Regulation S Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in a [Restricted Global Note][Regulation S Global Note] with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the [Restricted Global Note][Regulation S Global Note] and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the [Restricted Note Legend][Regulation S Global Note Legend ]printed on the relevant [Restricted Global Note][Regulation S Global Note] and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: